UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 25, 2014

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UCP, Inc.

(Exact Name of Registrant as Specified in Charter)
_________________________

Delaware	001-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California (Address of Principal Executive Offices)	95113 (Zip Code)

Registrant’s telephone number, including area code (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 25, 2014, UCP, LLC, the company through which UCP, Inc. (“UCP”) directly and indirectly owns and operates its business, entered into a Purchase and Sale Agreement (the “Agreement”) with Citizens Homes, Inc. (“Citizens”), pursuant to which, subject to the satisfaction or waiver of certain customary terms and conditions included therein, UCP, LLC agreed to acquire all or substantially all of the assets of Citizens used in the purchase of real estate and the construction and marketing of residential homes in North Carolina, South Carolina and Tennessee (the “Acquisition”).  Subject to consummation of the Acquisition, each of Scott Thorson, Gilford Edwards and David Hughes, each a key employee of Citizens, is expected to accept an offer of employment with UCP, LLC.  The purchase price for the Acquisition, estimated to be approximately $15 million, is based on the total assets of Citizens at the closing of the Acquisition, less cash and cash equivalents, and less certain assumed trade payables.  In addition, Citizens is eligible to receive earnout payments from UCP, LLC of up to $6 million in the aggregate, based on performance over the next five years.  The Acquisition is expected to close in the second quarter of 2014, however no assurance can be given that the Acquisition will be consummated during this timeframe, on the terms described herein, or at all.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to UCP’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Item 7.01 Regulation FD Disclosure.

On March 26, 2014, UCP issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement and the transactions contemplated thereby contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Acquisition and other statements that are not historical in nature. No assurance can be given that actual future events will not differ materially from those contained in the forward-looking statements in this current report.  Although UCP believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of UCP’s control that could affect the Acquisition. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report.  UCP undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number                        Description

99.1	Press Release titled “UCP, Inc. to Enter High-Growth Southeast Markets with Purchase of Citizens Homes,” dated March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2014

UCP, Inc.

By:	/s/ William J. La Herran
William J. La Herran
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “UCP, Inc. to Enter High-Growth Southeast Markets with Purchase of Citizens Homes,” dated March 26, 2014.